Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF

TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Steven R. Becker, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.

The Annual Report on Form 10‑K of Tuesday Morning Corporation for the fiscal year ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above‑mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: August 22, 2019	By:	/s/ Steven R. Becker
Steven R. Becker
Chief Executive Officer